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EXHIBIT 5.1

May 1, 2017
To the Board of Directors
Hyperdynamics Corporation
12012 Wickchester Lane, Suite 475
Houston, Texas 77079

Re:
Hyperdynamics Corporation
Registration Statement on Form S-1

Ladies and Gentlemen:

        We are acting as counsel to Hyperdynamics Corporation, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement"), relating to the offer and sale pursuant to the Registration Statement, by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"), of up to 21,985,772 shares (the "Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock"), consisting of

  (i)
  up to 8,177,031 Shares that may be issuable upon conversion of 1,951 outstanding shares of the Company's 1% Series A Convertible Preferred Stock (the "Series A Preferred Stock"),

  (ii)
  up to 12,573,598 Shares that may be issuable upon conversion of up to 3,000 shares of Series A Preferred Stock that may be issued pursuant to an option of holders of Series A Preferred Stock as described in the Registration Statement (the "Subscriber Option"),

  (iii)
  435,073 Shares that are issuable upon exercise of outstanding Common Stock purchase warrants issued to purchasers of the Series A Preferred Stock,

  (iv)
  up to 669,000 Shares that may be issuable upon exercise of Common Stock purchase warrants that may be issued pursuant to the Subscriber Option,

  (v)
  51,650 Shares that are issuable upon exercise of outstanding Common Stock purchase warrants issued to the placement agent for the Series A Preferred Stock and its designees, and

  (vi)
  up to 79,420 Shares that may be issuable upon exercise of Common Stock purchase warrants that may be issued to the placement agent for the Series A Convertible Preferred Stock and its designees in connection with exercises of the Subscriber Option.

        You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended to date, the Company's By-laws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

        Based upon and subject to the foregoing, it is our opinion that:

  1.
  The up to 8,177,031 Shares that may be issuable upon conversion of 1,951 outstanding shares of Series A Preferred Stock will, when duly issued upon conversion of such shares of Series A Preferred Stock as provided therein, be validly issued, fully paid and non-assessable.

  2.
  The up to 12,573,598 Shares that may be issuable upon conversion of up to 3,000 shares of Series A Preferred Stock that may be issued pursuant to the Subscriber Option will, when such shares of Series A Preferred Stock are duly issued upon exercise of the Subscriber Option followed by conversion of such shares of Series A Preferred Stock as provided therein, be validly issued, fully paid and non-assessable.

  3.
  The 435,073 Shares that are issuable upon exercise of outstanding Common Stock purchase warrants issued to purchasers of the Series A Preferred Stock will, when duly issued upon exercise of said warrants against payment therefor as provided therein, be validly issued, fully paid and non-assessable.

  4.
  The up to 669,000 Shares that may be issuable upon exercise of Common Stock purchase warrants that may be issued pursuant to the Subscriber Option will, when such warrants are duly issued upon exercise of the Subscriber Option followed by exercise of said warrants against payment therefor as provided therein, be validly issued, fully paid and non-assessable.

  5.
  The 51,650 Shares that are issuable upon exercise of outstanding Common Stock purchase warrants issued to the placement agent for the Series A Preferred Stock and is designees will, when duly issued upon exercise of said warrants against payment therefor as provided therein, be validly issued, fully paid and non-assessable.

  6.
  The up to 79,420 Shares that may be issuable upon exercise of Common Stock purchase warrants that may be issued to the placement agent for the Series A Convertible Preferred Stock and is designees in connection with exercises of the Subscriber Option will, when such warrants are duly issued upon exercise of the Subscriber Option followed by exercise of said warrants against payment therefor as provided therein, be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Experts" in the prospectus constituting a part thereof.

Very truly yours,

/s/ CKR Law LLP

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  EXHIBIT 5.1